NSAR ITEM 77O

                     VKAC Pennsylvania Tax Free Income Fund
                               10f-3 Transactions

                                                                    Amount of shares                                  Date of
Underwriting     # Underwriting            Purchased From           Purchased              % of Underwriting          Purchase


1                 Virgin Islands            Salomon                   2,000,000                 0.370%                    04/30/98
                  Pub. Fin.
